SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2006

DREAM MEDIA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4695 MacArthur Court
11th Floor
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(202) 756-1616
(ISSUER TELEPHONE NUMBER)

(FORMER ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 15, 2006, the Company approved the issuance of 6,700,000 shares of common stock to 25 shareholders. These shares are being issued based at the rate of $0.001 per share, for a total of $6700.00. The shares were registered pursuant to an exemption fro registration at Section 4(2) of the Securities Act of 1933.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 23, 2006, the Company amended its Articles of Incorporation, changing the name of the company from 511410, Inc. to Dream Media, Inc. to better reflect its new business plan as set forth below.

ITEM 7.01 REGULATION FD DISCLOSURE

The Board of Directors of the Company recently made the decision to changes its business from that of a blank check company to the following business::

The Company’s goal is to develop a reputed name among Japanese consumers by giving them access to top American retail brands. Leveraging on its exposure to both the Japanese and American cultures, Dream Media will position itself as a bridge to overcome the cultural and language barriers currently separating the Japanese consumers from accessing top American brands. The company, which follows a direct marketing model utilizing a product catalog, will position itself as an integrated player undertaking services ranging from marketing to delivery. Dream Media also has an attractive proposition to American suppliers by providing them with access to Japan-the world’s second largest retail market-without the hassle of undertaking extensive market research to study consumer behavior.

Dream Media will create an experienced business development team in the United States to target the top brands that do not have a presence in Japan but are keen to tap the potential. The sales force will meet with the American suppliers and help them to advertise their merchandise through Dream Media. Dream Media will create a catalog that will list products of top American brands. This catalog will be distributed free of cost in Japan. The company will also have a website on which customers in Japan can view the catalog and directly place orders.

Dream Media plans to have a complete operational base at Hawaii consisting of a call center and an order-processing center. The call center staff will be skilled in both English and Japanese to facilitate taking orders from Japanese customers and then forwarding the same to the respective supplier in America. The call center will provide language translation services for choosing the correct sizes of clothing as Japanese body sizes may vary from that of Americans. The call center staff will also be trained to address the customer grievances.

Once a customer places an order, the call center will forward the same to the American supplier. The supplier will then ship the merchandise to the processing center at Hawaii. The supplier treats the processing center at Hawaii as a customer, thereby avoiding international legal conflicts. The processing center, upon receiving the merchandise from the supplier, will pack and ship it to the Japanese customer.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

Not Applicable

(b)      Pro Forma Financial Information.

Not Applicable

(c)      Exhibits.

Certificate of Amendment of Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM MEDIA, INC.

By: /s/ Ken Osako
Ken Osako
President
Dated: October 31, 2006